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EXHIBIT 4.3

                                    NMXS.COM, INC.

                                         AND

                   INTERWEST TRANSFER COMPANY, INC., WARRANT AGENT


                               WARRANT AGENCY AGREEMENT

                            Dated as of ___________, 2000

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                                  TABLE OF CONTENTS*

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PARTIES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

RECITALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Section 1.  Appointment of Warrant Agent . . . . . . . . . . . . . . . . .4

Section 2.  Form of Warrant. . . . . . . . . . . . . . . . . . . . . . . .4

Section 3.  Countersignature and Registration. . . . . . . . . . . . . . .4

Section 4.  Transfers and Exchanges. . . . . . . . . . . . . . . . . . . .4

Section 5.  Exercise of Warrants . . . . . . . . . . . . . . . . . . . . .5

Section 6.  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . .5

Section 7.  Mutilated or Missing Warrants. . . . . . . . . . . . . . . . .6

Section 8.  Reservation of Common Stock. . . . . . . . . . . . . . . . . .6

Section 9.  Warrant Price. . . . . . . . . . . . . . . . . . . . . . . . .6

Section 10. Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . .7

Section 11. Fractional Interest. . . . . . . . . . . . . . . . . . . . . .9

Section 12. Notice to Warrant holders. . . . . . . . . . . . . . . . . . .9

Section 13. Disposition of Proceeds on Exercise of Warrants. . . . . . . 10

Section 14. Redemption of Warrants . . . . . . . . . . . . . . . . . . . 10

Section 15. Merger or Consolidation or Change of Name of Warrant Agent . 10

Section 16. Duties of Warrant Agent. . . . . . . . . . . . . . . . . . . 11

Section 17. Change of Warrant Agent. . . . . . . . . . . . . . . . . . . 12

Section 18. Identity of Transfer Agent . . . . . . . . . . . . . . . . . 13

Section 19. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

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Section 20.  Supplements and Amendments. . . . . . . . . . . . . . . . . 13

Section 21.  Successors. . . . . . . . . . . . . . . . . . . . . . . . . 13

Section 22.  Utah Contract . . . . . . . . . . . . . . . . . . . . . . . 13

Section 23.  Benefits of this Agreement. . . . . . . . . . . . . . . . . 14

Section 24.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 14

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

EXHIBIT A  . . . . . (Form of Redeemable Common Stock Purchase Warrant,
         Election to Purchase and Assignment)

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*This Table of Contents shall not be deemed a part of this Agreement and has no bearing upon the interpretation of any of its terms and provisions.

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                               WARRANT AGENCY AGREEMENT

       WARRANT AGENCY AGREEMENT dated as of ________, 2000, between NMXS.com, Inc., a Delaware corporation having an address at 5041 Indian School Road NE, Albuquerque, NM 87110 (the "Company"), and Interwest Transfer Company, Inc.,1981 East 4800 South, Suite 100, Salt Lake City, UT 84117 as warrant agent (the "Warrant Agent").

       WHEREAS, the Company proposes to distribute to its shareholders 1,000,000 series A stock purchase warrants (the "Warrants"), each Warrant entitling the registered holder thereof to purchase one share of Common Stock; and

       WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

       Section 1.  Appointment of Warrant Agent.   The Company hereby appoints
the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

       Section 2. Form of Warrant. The text of the Warrants and of the form of election to purchase shares on the reverse thereof shall be substantially as set forth in Exhibit "A" attached hereto and made a part hereof. The per share warrant exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice president of the Company, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

       Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

       Section 3. Countersignature and Registration. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery.

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       Section 4.  Transfers and Exchanges.  The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrants may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

       Section 5. Exercise of Warrants. Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right which may be exercised commencing at the opening of business on _______, 2000, and terminating at 5:00 p.m., Mountain time, on _______, 2003, (the "Expiration Date") to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common stock specified in such Warrants, upon surrender to the Company at the office of the Warrant Agent of such Warrants, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price, as defined and determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the securities in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified check or bank draft to the order of the Company. No adjustment shall be made for any cash dividends on any shares of Common Stock issuable upon exercise of a Warrant. Subject to Section 6 hereof, upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants shall be issued to the registered holder of such Warrants or, upon the written order of such registered holder, in such name or names as such registered holder may designate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of such Warrant Price as aforesaid; provided, however, that if at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the shares of Common Stock or other class of securities purchasable upon the exercise of such Warrant shall be closed, the certificates for the shares of Common Stock and Warrants, if any, in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall be opened (whether before, on, or after, the Expiration Date), and until such date the Company shall be under no duty to deliver any certificate for such securities; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the securities specified therein and, in the event that any Warrant is exercised in respect of less than all of the securities specified therein at any time prior to the date of expiration of the Warrant, a new Warrant or Warrants will be issued to such registered holder of the remaining number of securities specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section

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5 and of Section 3 hereof, and the Company, whenever requested by the Warrant
Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

       Section 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of securities issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for securities in a name other than that of the registered holder of Warrants in respect of which such securities are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for securities or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

       Section 7. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost stolen or destroyed, the Company may in its discretion issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and, in the case of a lost, stolen or destroyed Warrant, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

       Section 8. Reservation of Common Stock. There have been reserved, and the Company shall at all times keep reserved, out of the Company's authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the right of purchase represented by the Warrants, and the transfer agent for the share's of Common Stock and every subsequent transfer agent for the shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be required for such
purpose.   The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares of Common Stock, validly issued and outstanding, fully paid and non-assessable and shall be listed on any national securities exchange upon which the other shares of Common Stock are then listed. So long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement on Form SB-2 (Registration No. 33-_____) filed pursuant to the Securities Act of 1933, as amended, with respect to the Warrants (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a Prospectus meeting the requirements of Section 10(a) of such Act and otherwise complying therewith, and will deliver such a Prospectus to each such person. The Company will keep a copy of this Agreement on file with the transfer agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocable authorized to requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock and other securities which have been issued upon the exercise of such Warrants. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the total aggregate amount of unexpired Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect to such Warrants which shall have expired.

       Section 9. Warrant Price. The Warrant price (the "Warrant Price") at which shares of Common Stock shall be purchasable pursuant to the Warrants shall be $3.00 per share unless reduced by the Company and shall be subject to adjustment, as provided in Section 10 hereof. After the expiration date, any Warrants which have not been exercised will be void.

       Section 10. Adjustments. Subject and pursuant to the provisions of this Section 10, the Warrant Price and number and kind of securities purchasable upon exercise of the Warrants shall be subject to adjustment from time to time if any of the following circumstances shall occur after the initial issuance of the Warrants, all as hereinafter set forth:

              (a) If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such combination shall be proportionately decreased in each instance. Any such adjustment and adjustment to the Warrant Price pursuant to Section 10(b) hereof shall be effective at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereon shall be the record date therefor.

              (b) If the Company after the date hereof shall distribute to all of the holders of its shares of Common Stock any security (except as provided in the preceding paragraph of this Section 10) or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the holders of the Warrants rights substantially proportionate to those enjoyed hereunder by such holder immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

              (c) Whenever the number of shares of Common Stock purchasable upon the exercise of any of the Warrants is required to be adjusted as provided in this Section 10, the Warrant Price shall be adjusted (to the nearest cent) in each instance by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

              (d) In case of any reclassification of the outstanding shares of Common Stock, other that a change covered by Section 10(a) hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other that a consolidation merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall have the right thereafter (until the expirations of the respective rights of exercise of the Warrants) to receive upon the exercise thereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of the Warrants immediately prior to such event; and if any classification also results in a change in shares of Common Stock covered by
Section 10(a) hereof, then such adjustment shall be made pursuant to both
Section 10(a) hereof and this Section 10(d). The provisions of this Section 10(d) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

              (e) In case of the dissolution, liquidation or winding-up of the Company, all rights under any of the Warrants not redeemed or expired by their terms shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty
(30) days after such commencement date. Notice of such termination or purchase rights shall be given to the registered holder of the Warrants as the same shall appear on the books of the Company maintained by the Warrant Agent, by certified or registered mail at least thirty (30) days prior to such termination date.

              (f) In case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer to the holders of its Common Stock any right to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the registered holders of the Warrants not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date be fixed with respect to such offer or subscription, and the right of the holders to participate in such offer or subscription shall terminate if the Warrants shall not be exercised on before the date of such closing of the books or such record date.

              (g) If the Company after the date hereof shall take any action affecting the shares of its Common Stock, other than that action described in this Section 10, which, in the opinion of the Board of Directors of the Company, would materially affect the rights of the holders of the Warrants or the Warrant Price, the number of shares of Common Stock purchasable on exercise of the Warrants shall be adjusted in each instance and at such time as the Board of Directors of the Company, in good faith, may determine to be equitable under the circumstances.

              (h) The form of Warrants need not be changed because of any change pursuant to this Section 10, and Warrants issued after any such change may state the same nominal Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement, without altering the rights of registered holders of the Warrants to claim the benefit of changes pursuant to this Agreement, without altering the rights of registered holders of the Warrants to claim the benefit of changes pursuant to this Section 10. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrants that the Company may deem appropriate and that does not affect the substance thereof; and any Warrants thereafter issued or countersigned, whether to exchange or in substitution of any outstanding Warrants or otherwise, may be in the form as so changed.

              (i) Any changes or adjustments in the number of shares of Common Stock purchasable upon the exercise of the Warrants or in the exercise price of Warrants, as required or authorized by this Section 10, shall be made with respect to all authorized Warrants whether or not they have yet been issued or outstanding at the time of the occurrence of the circumstance leading to such change or adjustment.

       Section 11. Fractional Interest. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of Warrants. Final fractions of shares amounting to less than one-half of a share shall be disregarded. Final fractions of a share amounting to one-half a share or more shall be rounded to the nearest whole share.

       Section 12.  Notice to Warrantholders.

              (a) Upon any adjustment of the Warrant Price and the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting form such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

              (b)  In case at any time:

                     (i) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash divides) including any distribution of assets as a liquidating or partial liquidating dividend to the holders of its Common Stock;

                     (ii) the Company shall offer for subscription pro rate to the holders of its Common Stock any additional shares of stock of any class or other rights;

                     (iii) there shall be any capital reorganization, any stock distribution, combination or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or sale of all or substantially all of its assets to, another corporation; or

                     (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company; then, in any one or more such cases, the Company shall give written notice to each registered holder of Warrants, and publish the same in the manner set forth in this
Section 12, of the date on which (i) the books of the Company shall close or record shall be taken for purposes of any such dividend, distribution, stock split, or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation, or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given at least thirty (30) days prior to the action in question and not less than thirty (30) days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 12 inclusive.

              (c) The Company shall cause copies of all financial statements and reports, proxy statements and other documents as it shall send to its stockholders to be sent by fist-class mail, postage prepaid, on the date of mailing to such stockholders, to each registered holder of Warrants at his address appearing on the Warrant register as of the record date for the determination of the stockholders entitled to such documents.

       Section 13.  Disposition of Proceeds on Exercise of Warrants.

              (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Warrants.

              (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

       Section 14. Redemption of Warrants. The Warrants are redeemable by the Company at any time prior to the Expiration Date on not less than thirty
(30) days prior written notice, at a redemption price of $.01 per Warrant.
If the Company shall elect to redeem Warrants as permitted by this Section 14, notice of redemption shall be given to the holders of all outstanding Warrants to whom the redemption shall apply by mailing by first-class mail a notice of such redemption, not less than thirty
(30) nor more than sixty (60) days prior to the date fixed for redemption, to their last addresses as they shall appear upon the registry books, but failure to give such notice by mailing to the holder of any Warrants, or any defect therein, shall not affect the legality or validity of the proceedings for the redemption of any other Warrants. The notice of redemption to each holder of Warrants shall specify the date fixed for redemption and the redemption price at which Warrants are to be redeemed, and shall state that payment of the redemption price of the Warrants will be made at the office of the Warrant Agent upon presentation and surrender of such Warrants, and shall also state that the right to exercise the Warrants so redeemed will terminate as provided in this Agreement (stating the date of such termination) and shall state the then current Warrant Price. If the giving of notice of redemption shall have been completed as above provided, and if funds sufficient for the redemption of the Warrants shall have been deposited with the Warrant Agent for such purpose, the right to exercise the Warrants shall terminate at the close of business on the business day proceeding the date fixed for redemption, and the holder of each Warrant shall thereafter be entitled upon surrender of his Warrants only to receive the redemption price thereof, without interest.

       Section 15. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation or company which may succeed to the business of the Warrant Agent by any merger consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provision of Section 17 hereof. In case, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

       In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at the time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

       Section 16.  Duties of Warrant Agent.   The Warrant Agent undertakes
the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

              (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

              (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

              (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrants in respect of an action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

              (d) The Warrant Agent shall incur no liability or responsibility to the Company or with respect to any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parities.

              (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees for any thing done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

              (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any cost and expense which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any oft he Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgement shall be for the ratable benefit of the registered holders of the Warrants, as their respective right of interest may appear.

              (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

              (h) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

              (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care has been exercised in the selection and continued employment thereof.

              (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its Chairman of the Board, President or a Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

       Section 17. Change of Warrant Agent The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrants for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or the United States of America. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as warrant agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

       Section 18. Identity of Transfer Agent. Forthwith upon the appointment of any transfer agent for the shares of Common Stock or of any subsequent transfer agent for shares of Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

       Section 19. Notice. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrants to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                            NMXS.com, Inc.
                            Attn: Richard Govatski, President
                            5041 Indian School Road NE
                            Albuquerque, NM  87110

       with a copy to       Ronald N. Vance
                            Attorney at Law
                            57 West 200 South, Suite 310
                            Salt Lake City, Utah  84101

Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                            Interwest Transfer Company, Inc.
                            Attn: Kurtis D. Hughes, Vice President
                            1981 East 4800 South, Suite 100
                            Salt Lake City, UT  84117

       Section 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

       Section 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

       Section 22. Utah Contract. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Utah and for all purposes shall be construed in accordance with the laws of said state.

       Section 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

       Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                     NMX.com, Inc.


                                     Richard Govatski, President


                                     Interwest Transfer Company,
                                     Inc.,Warrant Agent


                                     Kurtis D. Hughes, Vice President